Exhibit 99.1

Harte Hanks Grows Revenue 10%, Generates $1.76 in EPS for Full-Year 2021

Positive Swing in Quarterly Operating Income of $3.2 Million;

$18.2 Million Improvement for the Year

Chelmsford, Massachusetts – February 24, 2022 -- Harte Hanks, Inc. (NASDAQ: HHS), a global customer experience company, today announced financial results for the fourth quarter and full year period ended December 31, 2021.

Fourth Quarter Financial Highlights

●	Revenues improved by 10% to $52.0 million, compared to $47.1 million in the same period in the prior year.
●	Diluted EPS $0.20 for fourth quarter of 2021 vs. $0.11 for fourth quarter of 2020.
●	Operating income of $2.9 million, compared to an operating loss of $0.4 million in the same period in the prior year.
●	Net income of $1.8 million, compared to net income of $1.0 million in the same period in the prior year.
●	EBITDA improved to $3.5 million compared to $0.3 million in the same period in the prior year.

Full-Year Financial Highlights

●	Revenues improved by 10% to $194.6 million, compared to $176.9 million in the prior year
●	$1.76 diluted EPS for the year vs. $(0.34) for 2020.
●	Operating income of $7.6 million, compared to an operating loss of $10.6 million, in the prior year.
●	Net income of $15.0 million, compared to a net loss of $1.7 million in the prior year.
●	EBITDA improved to $10.2 million compared to a loss of ($7.0) million in the prior year .[1]

The fourth quarter segment results were as follows:

1)

Customer Care, $19.2 million in revenue, 37% of total - Revenue increased by 12.7% or $2.2 million from the prior year quarter and year-over-year EBITDA improved to $2.6 million from $2.5 million. New business wins for the quarter included:

a. Harte Hanks was selected by a regional sports network to support customer interaction for their direct-to-consumer product launch. Harte Hanks will build the self-service solution and support phone, email, chat, and SMS customer interactions as we leverage our streaming industry experience.

b. A company with an advanced ecommerce social cart that allows its customers to invite others into their transaction experience retained Harte Hanks to assist with its sports and entertainment customer interaction and digital ticket distribution experiences.

c. A consulting company’s government practice selected Harte Hanks to support unemployment interactions and claims processing for a state government. Harte Hanks was selected due to our experience and top performance in their vendor network.

2)

Fulfillment & Logistics, $18.2 million in revenue, 35% of total - Revenue increased by 24.5% or $3.6 million compared to the prior year quarter; and year-over-year EBITDA improved to $2.1 million from $30,000. New business wins for the quarter included:

a. Expanding our partnership with a healthcare & nutrition company, winning a $1 million-plus program to fulfill prebuilt sample kits to pediatrician’s offices nationwide.

b. A long standing retail customer selected Harte Hanks to manage and deliver time-sensitive print materials on additional distribution lanes due to our on-time performance and low-cost pricing.

3)

Marketing Services, $14.6 million in revenue, 28% of total - Revenue decreased by 5.4% or $0.8 million compared to the prior year quarter and year-over-year EBITDA improved to $2.6 million from $2.1 million. New business wins for the quarter included:

a.     A global multinational technology manufacturer chose Harte Hanks to implement and execute a full-service omni-channel demand generation program. Harte Hanks was selected because of its wide variety of solutions and services required to execute the campaigns. The program leverages analytics, creative, marketing services, media buys, and outbound calling lead generation.

b.     An existing client that distributes salon professional products, where we provide data driven marketing strategy to drive topline sales through customer loyalty in the B2B beauty space, increased our existing strategy and analytics remit after we helped them achieve $1.4 billion in annual sales.

Harte Hanks CEO, Brian Linscott, commented: “Our strategy and focus on core offerings enabled an improvement in our financial performance as we continue to service our valued customers. Our restructuring efforts are now behind us, our shares have been listed on the Nasdaq Global Market, and we have significantly improved our balance sheet. The benefits of our new, asset-lite operating model have been validated by our results with a $17.7 million revenue increase for the year; driving an $18.2 million increase in operating income and a $16.7 million increase in net income. The financial results for both the quarter and full-year clearly demonstrate the substantially improved earnings power of Harte Hanks.”

“We enter 2022 a stronger company with sustainable profitability growth, sufficient liquidity, and a loyal customer base,” continued Mr. Linscott. “Our focus in 2022 is expanding our gross and operating margins across all segments, and to generate free cash flow. We are encouraged by the early results so far this year. New revenue opportunities are giving us confidence that current revenue levels are sustainable. We are even more confident in our ability to again generate positive net income for the full year, with year-over-year improvement in EBITDA and cash generation. The future of Harte Hanks is bright.”

Fourth Quarter 2021 Results

Fourth quarter revenues were $52.0 million, up from $47.1 million in the fourth quarter of 2020 and up sequentially from $49.6 million in the third quarter of 2021. Growth in both our Customer Care and Fulfillment & Logistics segments led our fourth quarter performance.

Fourth quarter operating income was $2.9 million, compared to an operating loss of $0.4 million in the fourth quarter of 2020. The improvement resulted from the Company’s revenue increases and cost reduction efforts, including a 22% reduction in advertising, selling, general and administrative expenses.

Fourth quarter Adjusted Operating Income was $4.7 million, compared to $1.2 million in the fourth quarter of 2020. The improvement in Adjusted Operating Income reflects improved revenue and continued cost-cutting actions. Income attributable to common stockholders for the fourth quarter was $1.4 million, or $0.20 per both basic and diluted share.

Full-Year 2021 Results

Full-year revenues were $194.6 million, up from $176.9 million in 2020. Full-year operating income was $7.6 million, compared to an operating loss of $10.6 million in 2020. Adjusted Operating Income2 was $15.5 million, compared to an Adjusted Operating Loss of $0.4 million in 2020. Income attributable to common stockholders was $12.6 million, or $1.85 and $1.76 per basic and diluted share, respectively.

Balance Sheet and Liquidity

Harte Hanks ended the year with $15.1 million in cash, cash equivalents and restricted cash, compared to $33.6 million on December 31, 2020. On December 31, 2021, the Company had no short-term debt, $5 million in long-term debt and $52.5 million in outstanding long-term pension liability. On December 31, 2020, the Company had $4.9 million in short-term debt, $22.2 million in long-term debt and $67.5 million in outstanding long-term pension liability. The $22.1 million reduction in total debt was due primarily to the paydown of debt during the year and the forgiveness of the Company’s PPP loan.

The company anticipates receiving a net operating loss (NOL) tax refund of $7.8 million in 2022 which will further enhance liquidity.

Conference Call Information

The Company will host a conference call and live webcast to discuss these results today at 4:30 p.m. EST. Interested parties may access the webcast at https://www.webcaster4.com/Webcast/Page/2810/44600 or may access the conference call by dialing in the United States (888) 506-0062 or internationally (973) 528-0011 and entering passcode 479781.

A replay of the call can also be accessed via phone through March 10, 2022, by dialing (877) 481-4010 from the U.S., or (919) 882-2331 from outside the U.S. The conference call replay passcode is 44600.

About Harte Hanks:

Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract, and engage their customers.

Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world's premier brands including Bank of America, GlaxoSmithKline, Unilever, Pfizer, HBOMax, Volvo, Ford, FedEx, Midea, Sony, and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,500 employees in offices across the Americas, Europe and Asia Pacific.

For more information visit hartehanks.com

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus and new variants thereof, which has curtailed travel to and from certain countries and geographic regions, created supply chain disruption and shortages, disrupted business operations and reduced consumer spending, (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 which was filed on March 24, 2021. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Income (Loss)” as a measure useful to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Revenue and Operating Income (Loss) by excluding restructuring expense, impairment expense and stock-based compensation. The most directly comparable measure for this non-GAAP financial measure is Operating Income (Loss).

The Company also presents the non-GAAP financial measure “Adjusted EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “Adjusted EBITDA” as earnings before interest expense net, income tax expense (benefit), depreciation expense, restructuring expense, impairment expense, stock-based compensation expense, and other non-cash expenses. The most directly comparable measure for Adjusted EBITDA is Net Income (Loss). We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

EBITDA is the Company’s measure of segment profitability.

Investor Relations Contact:

Rob Fink

FNK IR

HHS@fnkir.com

646-809-4048

Source: Harte Hanks, Inc.

Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands, except per share data	2021	2020	2021	2020
Revenues	$51,986	$47,075	$194,596	$176,900
Operating expenses
Labor	28,034	27,074	109,917	103,675
Production and distribution	14,389	12,350	50,264	49,290
Advertising, selling, general and administrative	4,630	5,940	17,858	21,522
Restructuring expense	1,479	1,369	6,359	9,374
Depreciation expense	591	710	2,559	3,615
Total operating expenses	49,123	47,443	186,957	187,476
Operating (loss) income	2,863	(368)	7,639	(10,576)
Other (income) expense
Interest expense, net	257	282	903	1,164
Gain on extinguishment of debt (Paycheck Protection Program Term Note)	-	-	(10,000)	-
Other, net	579	2,058	477	6,569
Total other (income) expenses	836	2,340	(8,620)	7,733
Income (Loss) before income taxes	2,027	(2,708)	16,259	(18,309)
Income tax (benefit) expense	271	(3,752)	1,288	(16,615)
Net income (loss)	1,756	1,044	14,971	(1,694)
Less: Preferred stock dividends	125	124	496	496
Less: Earnings attributable to participating securities	205	121	1,858	-
Income (loss) attributable to common stockholders	$1,426	$799	$12,617	$(2,190)

Earnings (Loss) per common share
Basic	$0.20	$0.12	$1.85	$(0.34)
Diluted	$0.20	$0.11	$1.76	$(0.34)

Weighted-average common shares outstanding
Basic	6,976	6,579	6,802	6,469
Diluted	7,310	7,063	7,209	6,469

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands, except per share data	2021	2020	2021	2020
Net Income (loss)	$1,756	$1,044	$14,971	$(1,694)
Gain on extinguishment of debt	-	-	(10,000)	-
Income tax expense (benefit)	271	(3,752)	1,288	(16,615)
Interest expense, net	257	282	903	1,164
Other, net	579	2,058	477	6,569
Depreciation expense	591	710	2,559	3,615
EBITDA	$3,454	$342	$10,198	$(6,961)

Restructuring expense	1,479	1,369	6,359	9,374
Stock-based compensation	377	176	1,469	766
Adjusted EBITDA	$5,310	$1,887	$18,026	$3,179

Operating income (loss)	$2,863	$(368)	$7,639	$(10,576)
Restructuring expense	1,479	1,369	6,359	9,374
Stock-based compensation	377	176	1,469	766
Adjusted operating income (loss)	$4,719	$1,177	$15,467	$(436)
Adjusted operating margin (a)	9.1%	2.5%	7.9%	(0.2)%

(a) Adjusted Operating Margin equals Adjusted Operating Income (loss) divided by Revenues.

Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except per share data	December 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$11,911	$29,408
Restricted cash	3,222	4,154
Accounts receivable (less allowance for doubtful accounts of $266 at December 31, 2021 and $241 at December 31, 2020)	49,185	41,533
Contract assets	622	613
Prepaid expenses	1,948	2,256
Prepaid income tax and income tax receivable	7,456	7,388
Other current assets	1,031	886
Total current assets	75,375	86,238

Net property, plant and equipment	7,747	5,878
Right-of-use assets	22,142	24,750
Other assets	2,597	2,632
Total assets	$107,861	$119,498

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$16,132	$16,294
Accrued payroll and related expenses	7,028	5,248
Short-term debt	—	4,926
Deferred revenue and customer advances	3,942	4,661
Customer postage and program deposits	6,496	6,497
Other current liabilities	2,291	2,903
Short-term lease liabilities	6,553	6,663
Total current liabilities	42,442	47,192

Long-term debt	5,000	22,174
Pensions	52,499	67,490
Long-term lease liabilities	19,215	21,295
Other long-term liabilities	3,697	4,747
Total liabilities	122,853	162,898

Preferred Stock	9,723	9,723

Stockholders’ deficit
Common stock	12,121	12,121
Additional paid-in capital	290,711	383,043
Retained earnings	811,094	796,123
Less treasury stock	(1,085,313)	(1,178,799)
Accumulated other comprehensive loss	(53,328)	(65,611)
Total stockholders’ deficit	(24,715)	(53,123)

Total liabilities, Preferred Stock and stockholders’ deficit	$107,861	$119,498

Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)

Quarter ended December 31, 2021	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
			(In thousands)
2021
Revenues	$14,573	$19,188	$18,225	$—	$—	$51,986
Segment Operating Expense	$10,896	$15,901	$15,371	$—	$4,885	$47,053
Restructuring	$—	$—	$—	$1,479	$—	$1,479
Contribution margin	$3,677	$3,287	$2,854	$(1,479)	$(4,885)	$3,454
Overhead Allocation	$1,044	$682	$721	$—	$(2,447)	$—
EBITDA	$2,633	$2,605	$2,133	$(1,479)	$(2,438)	$3,454
Depreciation	$119	$196	$178	$—	$98	$591
Operating income (loss)	$2,514	$2,409	$1,955	$(1,479)	$(2,536)	$2,863

Quarter ended December 31, 2020	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
			(In thousands)
Revenues	$15,411	$17,028	$14,636	$—	$—	$47,075
Segment Operating Expense	$12,086	$13,629	$13,695	$—	$5,954	$45,364
Restructuring	$—	$—	$—	$1,369	$—	$1,369
Contribution margin	$3,325	$3,399	$941	$(1,369)	$(5,954)	$342
Overhead Allocation	$1,237	$854	$911	$—	$(3,002)	$—
EBITDA	$2,088	$2,545	$30	$(1,369)	$(2,952)	$342
Depreciation	$140	$317	$115	$—	$138	$710
Operating income (loss)	$1,948	$2,228	$(85)	$(1,369)	$(3,090)	$(368)

Year ended December 31, 2021	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
			(In thousands)
Revenues	$56,388	$74,691	$63,517	$—	$—	$194,596
Segment operating expense	$44,251	$59,200	$53,666	$—	$20,922	$178,039
Restructuring	$—	$—	$—	$6,359	$—	$6,359
Contribution margin	$12,137	$15,491	$9,851	$(6,359)	$(20,922)	$10,198
Overhead Allocation	$4,424	$2,922	$3,153	$—	$(10,499)	$—
EBITDA	$7,713	$12,569	$6,698	$(6,359)	$(10,423)	$10,198
Depreciation	$530	$849	$718	$—	$462	$2,559
Operating loss (income)	$7,183	$11,720	$5,980	$(6,359)	$(10,885)	$7,639

Year ended December 31, 2020	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
			(In thousands)
Revenues	$57,093	$58,668	$61,139	$—	$—	$176,900
Segment operating expense	$46,492	$48,298	$58,679	$—	$21,018	$174,487
Restructuring	$—	$—	$—	$9,374	$—	$9,374
Contribution margin	$10,601	$10,370	$2,460	$(9,374)	$(21,018)	$(6,961)
Overhead Allocation	$5,043	$3,483	$3,848	$—	$(12,374)	$—
EBITDA	$5,558	$6,887	$(1,388)	$(9,374)	$(8,644)	$(6,961)
Depreciation	$603	$1,097	$1,300	$—	$615	$3,615
Operating loss (income)	$4,955	$5,790	$(2,688)	$(9,374)	$(9,259)	$(10,576)